EXHIBIT 99.1

Advanced Environmental Petroleum Producers, Inc.

14405 Walters Road, Suite 780

Houston, Texas 77014

Contact:	Michael T. Redman MRedman@OncolixBio.com (281) 402-3167

Board of AEPP Announces Terms of Proposed Acquisition of Oncolix, Inc.

Houston, Texas, July 24, 2017. Advanced Environmental Petroleum Producers, Inc. (OTCQB: AEPP) today announced the signing of an agreement and plan of merger (the “Merger”) for the acquisition of all of the outstanding securities of Oncolix, Inc., a private clinical-stage biotechnology company developing Prolanta™ for the treatment of ovarian cancer (“Oncolix”). Both the Board of Directors of AEPP and the majority of Oncolix Shareholders have approved the Merger. If this Merger closes, Oncolix will become a wholly-owned subsidiary of AEPP through a merger transaction. The Merger is subject to certain conditions to closing.

“Oncolix has come a long way since the initial collaboration with The University of Texas MD Anderson Cancer Center that discovered the mechanism of action of Prolanta and published the efficacy data demonstrating that Prolanta is effective either used alone or in combination with chemotherapy in orthotopic mouse models”, stated Michael T. Redman, Chairman of AEPP. “Since this discovery, Prolanta has received Orphan Drug Designation and clearance from the FDA to commence a Phase 1 dose-escalation study in women with ovarian cancer. While this trial is now ongoing, we look forward to developing Prolanta for additional solid tumor indications as well such as breast, uterine, prostate and other cancers.”

Mr. Redman continued, “After consultation with our financial, tax and legal advisers, we believe the Merger with Oncolix offers the stockholders of AEPP an opportunity to participate in an exciting field of biotechnology and new cancer drug development. Today, AEPP has no operations or assets. We offer the Oncolix stockholders the opportunity to combine with AEPP, allowing AEPP to seek funding for the drug development activities in both the public and private markets. Although the current stockholders of Oncolix will be unable to sell their AEPP capital stock in the public market pursuant to Rule 144 for at least 12 months, this merger should offer long-term liquidity opportunities.” Mr. Redman is also the CEO and a stockholder of Oncolix.

About the Proposed Merger

Pursuant to the terms of the Merger, AEPP will issue 71.8 million shares of AEPP common stock for all of the outstanding common stock of Oncolix. The existing shares of AEPP common stock owned by Oncolix will be cancelled in the Merger, resulting in 103.5 million total shares of AEPP common stock issued and outstanding at the closing of the Merger. In addition, AEPP will create a designation of Series A Preferred Stock (substantially identical to the existing designation of Oncolix preferred stock) and issue approximately 62.1 million shares of voting Series A Preferred Stock for all of the outstanding voting Series A Preferred Stock of Oncolix. All of the AEPP capital stock issued to these Oncolix stockholders will be restricted from trading in the public market pursuant to Rule 144 for 12 months following the closing of the Merger.

Each share of Series A Preferred Stock to be issued by AEPP will be convertible into one share of Common Stock, have voting rights, a liquidation preference, and other customary rights and preferences. In addition, the holders of Series A Preferred Stock will have the right to separately elect one member to the Board of Directors of AEPP. The actual number of shares of AEPP Series A Preferred Stock to be issued or AEPP Common Stock to be issued upon conversion may increase if certain anti-dilution provisions are triggered based on the issuance or actual conversion price of other securities.

AEPP will reserve approximately 179 million shares of common stock to be issued upon exercise of options and warrants issued by Oncolix and the conversion of Oncolix convertible debt outstanding as of this date. The convertible debt of Oncolix has demand registration rights for the underlying common stock, and these rights will survive the Merger. The number of shares of AEPP common stock issuable upon exercise or conversion of these securities is subject to adjustment based on the trading price of the AEPP common stock post-closing.

There can be no assurances that the Merger will be consummated. If the Merger closes, AEPP will make significant disclosures regarding the operations and financial position of Oncolix promptly after the closing.

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About Oncolix

Oncolix is a private, clinical-stage biotechnology company developing Prolanta™ for the treatment of ovarian, uterine, breast and other cancers. The Company has a US FDA-cleared IND to commence human testing of Prolanta™ in its first indication, the treatment of ovarian cancer. This Phase 1 clinical trial began in 2016. Prolanta™ is a prolactin receptor antagonist (or blocker) that has demonstrated efficacy in xenograft models through a unique mechanism of action, autophagy. In addition to ovarian cancer, there is strong preclinical evidence Prolanta™ may be effective in breast, prostate and other cancers. In the current Phase 1 dose-escalation safety trial for the treatment of ovarian cancer, to date there have been no observed serious adverse events and no dose-limiting toxicities. The FDA has approved the designation of Prolanta™ as an Orphan Drug for the treatment of ovarian cancer, which may allow an accelerated regulatory approval by the FDA, reduced filing fees (currently $2 million), federal tax credits and marketing exclusivity.

Forward-Looking Statements

This press release above may contain forward‐looking statements about the business, financial condition and prospects of the Company. Forward looking statements can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “goal,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, by discussions of strategy or objectives, as well as to whether any merger transaction will close, and the final terms of the merger including approximate issuance of Company capital stock in any such transaction, as such issuances are subject to adjustment based on the trading price of the Company common stock post-closing. Forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in the press release include, without limitation, the specific terms, plans and intentions of the Company regarding its agreement with the stockholders and debtholders of Oncolix, the uncertainty regarding the closing of any transaction, the availability of financing for such transaction and the future operations of the Company, and other matters.

Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate or that the Company will close any transaction with the Oncolix shareholders (whether on the terms set forth therein or any other terms). Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in the press release speak only as of the date of the press release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in the press release. Investors are urged to consider closely the disclosures in our Forms 10-K, 10-Q, 8-K and other filings with the SEC, which can be electronically accessed from the SEC's website at http://www.sec.gov/.

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